                                                                   Exhibit 10.5














                           INVESTORS' RIGHTS AGREEMENT

                                  ARQULE, INC.



                                NOVEMBER 2, 1995


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                                TABLE OF CONTENTS
                                -----------------

1.   Termination of 1994 Registration Rights Agreement .................    1

2.   Registration Rights ...............................................    1
          2.1  Definitions .............................................    2
          2.2  Sale or Transfer of Shares; Legend ......................    3
          2.3  Demand Registration .....................................    3
          2.4  Incidental Registration .................................    5
          2.5  Form S-3 Registration. ..................................    6
          2.6  Obligations of the Company ..............................    7
          2.7  Furnish Information .....................................    8
          2.8  Expenses of Demand and S-3 Registrations ................    8
          2.9  Expenses of Incidental Registration .....................    9
          2.10 Delay of Registration ...................................    9
          2.11 Indemnification .........................................    9
          2.12 Reports Under Securities Exchange Act of 1934 ...........   11
          2.13 Assignment of Registration Rights .......................   12
          2.14 Limitations on Subsequent Registration Rights ...........   12
          2.15 "Market Stand-Off" Agreement ............................   12
          2.16 Termination of Registration Rights ......................   13

3.   Covenants of the Company ..........................................   13
          3.1  Delivery of Financial Statements ........................   13
          3.2  Inspection and Observation ..............................   14
          3.3  Limitation on Access to Information. ....................   15
          3.4  Termination of Information, Inspection and
               Observation Covenants; Assignment .......................   15
          3.5  Right of First Refusal. .................................   15

4.   Additional Covenants of the Company ...............................   17
          4.1  Fulfillment of Obligations ..............................   17
          4.2  Maintenance of Existence; Conduct of Business ...........   17
          4.3  Compliance with Applicable Laws. ........................   17
          4.4  Payment of Taxes, etc. ..................................   17
          4.5  Dealings with Related Parties. ..........................   17
          4.6  Termination of Certain Covenants. .......................   17

5.   Miscellaneous .....................................................   18
          5.1  Successors and Assigns ..................................   18
          5.2  Dispute Resolution ......................................   18
          5.3  Governing Law ...........................................   19
          5.4  Counterparts ............................................   19
          5.5  Titles and Subtitles ....................................   19
          5.6  Notices .................................................   19



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          5.7  Expenses ................................................   19
          5.8  Amendments and Waivers ..................................   19
          5.9  Severability ............................................   20
          5.10 Aggregation of Stock ....................................   20
          5.11 Entire Agreement ........................................   20

                           INVESTORS' RIGHTS AGREEMENT
                           ---------------------------


     THIS INVESTORS' RIGHTS AGREEMENT (this "Agreement") is made as of the 2nd day of November, 1995, by and between ArQule, Inc., a Delaware corporation (the "Company"), ArQule Partners, L.P., a Delaware limited partnership ("ArQule Partners"), Sevin Rosen Fund II, L.P. ("Sevin Rosen"), Atlas Venture Fund, L.P. ("Atlas Venture" and, collectively with ArQule Partners and Sevin Rosen, the "Series A Investors"), and Physica B.V., a corporation organized under the laws of The Netherlands (the "Series B Investor"; the Series A Investors and the Series B Investor are sometimes referred to individually herein as an "Investor" and, collectively as the "Investors"); and, for purposes of Sections 3.5 and 5 of this Agreement, Joseph C. Hogan, Jr. ("Hogan").


                                    RECITALS
                                    --------

     WHEREAS, the Series A Investors hold shares of the Company's Series A Convertible Preferred Stock, $.01 par value per share (the "Series A Stock"); and

     WHEREAS, ArQule Partners possesses certain registration and other rights in connection therewith pursuant to the Registration Rights Agreement dated as of November 18, 1994 by and among the Company and ArQule Partners (the "1994 Registration Rights Agreement"); and

     WHEREAS, the Series B Investor is a party to the Series B Convertible Preferred Stock Purchase Agreement dated as of the date hereof (the "Series B Agreement") by and between such Series B Investor and the Company providing, INTER ALIA, for the purchase by Series B Investor of shares of the Company's Series B Convertible Preferred Stock, $.01 par value per share (the "Series B Stock"); and

     WHEREAS, among the conditions to the consummation of the transactions contemplated by the Series B Agreement is the execution and delivery of an Investors' Rights Agreement providing certain registration rights for the Series B Investor; and

     WHEREAS, each of the parties hereto desires to set forth in a single document such registration and certain other rights of the Investors.

     NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth and for other good and valuable consideration the Company and each Investor, severally and not jointly, hereby agree as follows:

1.   TERMINATION OF 1994 REGISTRATION RIGHTS AGREEMENT.

     The parties hereto hereby acknowledge and agree that the 1994 Registration Rights Agreement is hereby terminated and superseded in all respects by this Agreement.

2. REGISTRATION RIGHTS. The Company and each of the Investors, as applicable, covenants and agrees as follows:

     2.1. DEFINITIONS. For purposes of this Section 2:

          (a)  The term "Act" means the Securities Act of 1933, as amended.

          (b) The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

          (c) The term "Certificate of Incorporation" shall mean the Company's Amended and Restated Certificate of Incorporation effective as of the date hereof.

          (d) The term "Common Stock" means shares of Common Stock, $.01 par value per share, of the Company.

          (e) The term "Form S-1" means such form under the Act as in effect on the date hereof, or any registration form under the Act subsequently adopted by the SEC which permits the registration of securities under the Act for which no other form is authorized or prescribed.

          (f) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC or relates to secondary offerings.

          (g) The term "Holder" means any Investor and any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 2.13 hereof.

          (h) The term "Initiating Holders" shall mean any Holder or Holders who in the aggregate hold not less than twenty five percent (25%) of the Registrable Securities.

          (i) The term "Material Adverse Effect" shall mean (a) a material adverse effect on the results of operations, business or financial condition of the Company, or (b) any material limitation on the ability of the Company to perform its obligations under, or the legality, validity or enforceability of, this Agreement.

          (j) The term "Preferred Stock" shall mean shares of Series A Stock and Series B Stock of the Company.

          (k) The term "Qualified Public Offering" means the closing of an effective registration statement covering the Company's first public offering of Common Stock the public offering price of which is not less than $5.00 per share (as adjusted) and which results in an aggregate price to the public of at least $10,000,000.



                                      -2-


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          (l)  The terms "register", "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

          (m) The term "Registrable Securities" means (i) the Common Stock issuable or issued upon conversion of the Series A Stock or the Series B Stock, and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued
as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which the rights under this Section 2 are not assigned.

          (n) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which shares of Common Stock are, Registrable Securities.

          (o)  The term "SEC" means the Securities and Exchange Commission.

     2.2  SALE OR TRANSFER OF SHARES; LEGEND.

          (a) The Preferred Stock and the Registrable Securities shall not be sold or transferred unless either (i) such shares first shall have been registered under the Act, or (ii) the Company shall have been first furnished with an opinion of legal counsel, to the effect that such sale or transfer is exempt from the registration requirements of the Act.

          (b) Each certificate representing the Preferred Stock and the Registrable Securities shall bear a legend substantially in the following form:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities law and may not be transferred except (i) pursuant to an effective registration statement under the Act or (ii) upon first furnishing to the company an opinion of counsel that such transfer is not in violation of the registration requirements of the Act or any state securities law."

          The foregoing legend shall be removed from the certificates representing any Registrable Securities, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Act.

     2.3. DEMAND REGISTRATION.

          (a) If the Company should receive from Initiating Holders at any time after the earlier of (i) December 31, 1997 or (ii) 180 days after the occurrence of a Qualified Public Offering, a written request that the Company effect a registration statement under the Act with


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respect to all or a part of the Registrable Securities having an aggregate offering price, net of underwriting discounts and expenses, equal to or exceeding $10,000,000, then the Company shall:

               (A) within ten (10) days of the receipt thereof, give written notice of such request to all Holders; and

               (B) as soon as practicable, and in any event within ninety (90) days of the receipt of such request, use its best efforts to effect such registration under the Act of all Registrable Securities which the Holders request to be registered, subject to the limitations of subsection 2.3(b), within thirty (30) days of the mailing of such notice by the Company in accordance with Section 5.6.

          (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 2.3(a) and the Company shall include such information in the written notice referred to in subsection 2.3(a). The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall (together with the Company as provided in subsection 2.6(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this
Section 2.3, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities owned by each Holder; PROVIDED, HOWEVER, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

          (c) Notwithstanding the foregoing, if the Company shall furnish to the Holders requesting registration pursuant to this Section 2.3, a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company and its stockholders for a registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders; PROVIDED, HOWEVER, that the Company may not utilize this right more than once in any twelve-month period.

          (d) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2.3 after the Company has effected two registrations on


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

Form S-1 or its then equivalent pursuant to this Section 2.3 and such registration statement has been declared or ordered effective and the sales of Registrable Securities under such registration statement have closed; provided, that, if any Holders shall have any Registrable Securities excluded from any Registration Statement in accordance with Section 2.3(b), such Holders shall have the right to an additional demand registration on the foregoing terms and conditions of this Section 2.3; provided, further, that, the right to such additional demand registration shall terminate if such Holders are offered the opportunity to participate, PRO RATA, in a registration initiated by the Company as provided in Section 2.4 whether or not such Holders decide to participate.

          (e) No incidental right under this Section 2.3 shall be construed to limit any registration required under Section 2.4 or Section 2.5 herein.

     2.4  INCIDENTAL REGISTRATION.

          (a) If (but without any obligation to do so) the Company shall determine to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a stock plan or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 5.6, the Company shall, subject to the provisions of subsection 2.4(b), use its best efforts to include in such registration all of the Registrable Securities that each such Holder has requested to be registered.

          (b) UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under this Section 2.4 to include any of the Holders' Registrable Securities in such underwriting unless such Holders accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters). If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount that the underwriters determine in their sole reasonable discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole reasonable discretion will not jeopardize the success of the offering. If after such shares are excluded, the underwriters shall determine in their sole reasonable discretion that the number of securities which remain to be included in the offering exceeds the amount that the underwriters determine in their sole reasonable discretion is compatible with the success of the offering, then the Registrable Securities to be included, if any, shall be apportioned pro rata among the Company and the Holders providing notice of their desire to participate in the offering according to the total amount of securities entitled to be included therein owned by each selling Holder or in such other proportions as shall mutually be agreed to by such Holders. For purposes of the preceding sentence concerning apportionment, for any selling Holder which is a


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

partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling Holder", and any pro-rata reduction with respect to such "selling Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling Holder," as defined in this sentence.

          (c) No incidental right under this Section 2.4 shall be construed to limit any registration required under Section 2.3 or Section 2.5 herein.

     2.5 FORM S-3 REGISTRATION. At any time after the Company becomes eligible to file a registration statement on Form S-3, a Holder or Holders holding Registrable Securities may request the Company, in writing, to effect the registration on Form S-3; PROVIDED, HOWEVER, that such Registrable Securities are sufficient to result in an anticipated aggregate offering price, net of underwriting discounts and commissions, of at least $1,000,000. Upon receipt of any such request, the Company shall:

          (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

          (b) use it best efforts to effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; PROVIDED, HOWEVER, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 2.5: (i) if the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders under this Section 2.5; PROVIDED, HOWEVER, that the Company shall not utilize this right more than once in any twelve-month period; or (ii) after the Company has effected two registrations on Form S-3 or its then equivalent and such registrations have been declared or ordered effective and the sales of Registrable Securities under such registration statements have closed.

          (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 2.5 shall not be counted as demands for registration or registrations effected pursuant to Sections 2.3 or 2.4, respectively.



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

     2.6 OBLIGATIONS OF THE COMPANY . Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or until the distribution contemplated in the registration statement has been completed; PROVIDED, HOWEVER, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and PROVIDED further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (A) includes any prospectus required by Section 10(a)(3) of the Act or (B) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (A) and
(B) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement.

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

          (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; PROVIDED that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.

          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.



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

          (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act as a result of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

          (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

          (i) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 2, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 2, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

     2.7 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

     2.8 EXPENSES OF DEMAND AND S-3 REGISTRATIONS. All expenses other than underwriting discounts and commissions, incurred in connection with the registration, filing or qualification pursuant to Sections 2.3 and 2.5 including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company; PROVIDED, HOWEVER, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.3 or 2.5 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all Holders requesting such withdrawal shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 2.3 or one Form S-3 registration pursuant to Section 2.5, as


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

the case may be; PROVIDED FURTHER, HOWEVER, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights under Sections 2.3 and 2.5.

     2.9 EXPENSES OF INCIDENTAL REGISTRATION. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 2.4 for each Holder, including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements of one counsel for the selling Holders selected by them, but excluding underwriting discounts and commissions relating to the Registrable Securities.

     2.10 DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

     2.11 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Section 2:

           (a) To the extent permitted by law, the Company will indemnify, defend and hold harmless each Holder, its officers, directors, employees and representatives, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act (each, a "Company Indemnified Person"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) (the "Company Indemnified Amount") arise out of or are based upon any of the following (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will pay to each such Company Indemnified Person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any Company Indemnified Amount; PROVIDED, HOWEVER, that the indemnity agreement contained in this subsection 2.11(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such Company Indemnified Amount as to any Company Indemnified Person to the extent such liability arises out of or is based upon a Violation which occurs in reliance upon and in conformity with


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

written information furnished expressly for use in connection with such registration by such Company Indemnified Person.

           (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) (the "Holder Indemnified Amount") arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 2.11(b), in connection with investigating or defending any Holder Indemnified Amount; PROVIDED, HOWEVER, that the indemnity agreement contained in this subsection 2.11(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and PROVIDED, THAT, in no event shall any indemnity under this subsection 2.11(b) exceed the gross proceeds from the offering received by such Holder.

           (c)   Promptly after receipt by an indemnified party under this
Section 2.11 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.11, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; PROVIDED, HOWEVER, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.11, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.11.

           (d) If the indemnification provided for in this Section 2.11 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

           (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

           (f)   The obligations of the Company and Holders under this Section
2.11 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2, and otherwise.

     2.12 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to use its best efforts to:

           (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

           (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

           (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

           (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

     2.13 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities who, after such assignment or transfer, holds at least ten percent (10%) of the Registrable Securities then outstanding (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 2.15 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

     2.14 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of ninety percent (90%) of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registrations filed under Section 2.3, 2.4 or 2.5 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registrations only on terms substantially similar to the terms on which the holders of Registrable Securities may include shares in such registrations or (b) to make a demand registration which could result in such registration statement being declared effective prior to the date set forth in subsection 2.3(a).

     2.15 "MARKET STAND-OFF" AGREEMENT. Each Investor hereby agrees that, during the period of duration (not to exceed one hundred eighty (180) days) specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, such Investor shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; PROVIDED, HOWEVER, that:

           (a) such agreement shall be applicable only with respect to a registration statement referenced in subsection 2.3(a)(ii); and

           (b) all officers and directors of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements.

     In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of an Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

     Notwithstanding the foregoing, the obligations described in this Section
2.15 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to SEC Rule 145, or a transaction on Form S-4 or similar forms which may be promulgated in the future.

     2.16  TERMINATION OF REGISTRATION RIGHTS.

           (a) Except as set forth in subparagraph (b) below, the right of any Holder to request registration or inclusion in any registration pursuant to
Section 2.3, 2.4 or 2.5 shall terminate on the closing of the first Company-initiated registered public offering of Common Stock of the Company, if all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any 90-day period, or on such date after the closing of the first Company-initiated registered public offering of Common Stock of the Company as all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any 90-day period.

           (b) The provisions of subparagraph (a) above shall not apply to any Holder who owns more than two percent (2%) of the Company's outstanding stock until the earlier of (x) such time as such Holder owns less than two percent (2%) of the outstanding stock of the Company, or (y) the expiration of three years after the closing of a Qualified Public Offering.

3.   COVENANTS OF THE COMPANY.

     3.1 DELIVERY OF FINANCIAL STATEMENTS. The Company shall deliver to each Investor, as long as such Investor holds shares of Series A Stock or Series B
Stock:

           (a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder's equity as of the end of such year, and a schedule as to the sources and applications of funds for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

           (b) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited profit or loss statement and schedule as to the sources and application of funds for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter;

           (c) within thirty (30) days of the end of each month, an unaudited income statement and schedule as to the sources and application of funds and balance sheet for and as of the end of such month, in reasonable detail;

           (d) as soon as practicable, but in any event forty-five (45) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets and sources and applications of funds statements for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company;

           (e) with respect to the financial statements called for in subsections (b) and (c) of this Section 3.1, an instrument executed by the Chief Financial Officer or Chief Executive Officer of the Company and certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment; and

           (f) such other information relating to the financial condition, business, prospects or corporate affairs of the Company as any Investor or any assignee of any Investor may from time to time request, PROVIDED, HOWEVER, that the Company shall not be obligated under this subsection (f) or any other subsection of Section 3.1 to provide information which it deems in good faith to be a trade secret or similar confidential information.

     3.2 INSPECTION AND OBSERVATION. (a) The Company shall permit any Significant Investor (as defined in Section 3.2(b)), at such Significant Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such Significant Investor; PROVIDED, HOWEVER, that the Company shall not be obligated pursuant to this Section 3.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information except under appropriate confidentiality agreements under Section 3.3.

           (b) The Company will permit any Significant Investor or any authorized representative thereof, to attend all meetings of the Board of Directors of the Company in a nonvoting observer capacity and shall, upon the written request of such Significant Investor, provide such Significant Investor with such notice and other information with respect to such meetings as are delivered to the directors of the Company; PROVIDED, HOWEVER, that it is hereby acknowledged and agreed that only a single representative of each group consisting of a Significant Investor and its affiliates will be entitled to attend any such meeting pursuant to this Section 3.2(b). Upon the written request of any such Significant Investor, the Company shall notify such Significant Investor, within ten (10) days thereof, of the taking of any action by the Board of Directors of the Company in lieu of a meeting thereof. As used herein, the term "Significant Investor" shall mean any Investor who, together with its affiliates, holds at least 100,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustment for stock splits, stock dividends, reverse stock splits, recapitalizations and the like).

     3.3 LIMITATION ON ACCESS TO INFORMATION. Notwithstanding anything to the contrary in Sections 3.1 and 3.2 above, it is acknowledged and agreed by the parties hereto that no Investor and no Significant Investor shall by reason of this Agreement have access to any trade secrets or classified information of the Company. The Company may require as a condition precedent to any Investor's or Significant Investor's rights under Section 3.1 or 3.2 of this Agreement that each person to have access to any of the information provided by the Company pursuant to Section 3.1 or 3.2(a) or proposing to attend any meeting of the Board of Directors pursuant to Section 3.2(b) shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so received during such meetings or otherwise; PROVIDED, that the Company reserves the right not to provide information and to exclude such Investor or Significant Investor (or its representative) from any meeting or portion thereof if delivery of such information or attendance at such meeting by such Investor or Significant Investor (or its representative) would result in disclosure to such Investor or Significant Investor or its representative of (i) proprietary or strategic information relating to the Company's corporate partnering programs or
(ii) the Company's know-how or confidential trade secrets or if the Company reasonably determines that such Investor or Significant Investor or its representative is, or is an employee, director, officer or a greater than 10% holder of, a Competitor of the Company. For purposes of this Section 3.4, a "Competitor of the Company" shall mean a person or entity who poses a significant competitive threat to the Company's business.

     3.4 TERMINATION OF INFORMATION, INSPECTION AND OBSERVATION COVENANTS; ASSIGNMENT. The covenants set forth in Section 3.1 and Section 3.2 shall terminate as to each Investor or Significant Investor and be of no further force or effect when the Company has consummated a Qualified Public Offering or when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall first occur. The rights to receive and have access to information relating to the Company pursuant to Sections 3.1 and 3.2 may be assigned (but only with all related obligations) by an Investor to a transferee or assignee of such securities who, after such assignment or transfer, holds at least 100,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such information rights are being assigned; and (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement.

     3.5 RIGHT OF FIRST REFUSAL. Subject to the terms and conditions specified in this Section 3.5, the Company hereby grants to each of the Investors a right of first refusal with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 3.5 and Section 5 only, the terms "Investor" and "Investors" shall include Hogan. In the event that the Company proposes to offer any shares, or securities convertible into or exercisable for any shares, of any class of its capital stock ("Shares"), the Company shall first make an offering of such Shares to the Investors in accordance with the following provisions:

           (a) The Company shall deliver a notice by certified mail ("Notice") to each Investor stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

           (b) Within thirty (30) calendar days after receipt of the Notice, each Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, some or all of such Investor's pro rata portion of such Shares. Each Investor's pro rata portion of such Shares shall be equal to a fraction of such Shares, the numerator of which is the number of shares of Registrable Securities or Common Stock, as the case may be, then held by such Investor and the denominator of which shall be equal to the sum of the total number of shares of Registrable Securities and Common Stock then held by all Investors. Each Investor shall have a right of overallotment such that if any Investor fails to exercise its or his right to purchase its or his total pro rata portion of the Shares, the other Investors who have elected to so purchase (the "Participants") may purchase such portion, by giving written notice to the Company five (5) days from the date that the Company provides written notice to the other Participants of the number of Shares with respect to which such non-purchasing Investor or Investors has failed to exercise its rights hereunder.

           (c) If the Investors do not elect to purchase all of the Shares referred to in the Notice, the Company may, during the ninety (90) day period following the expiration of the period provided in Section 3.5(b) hereof (including the additional five day period provided for overallotments) offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Notice. If the Company does not enter into an agreement for the sale of the unsubscribed portion of such Shares within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Investors in accordance herewith; PROVIDED HOWEVER that if during such ninety (90) day period, the Company offers such Shares to any person or persons at a price and/or upon terms more favorable to the offeree than those specified in the Notice, the Company must first reoffer the Shares to the Investors on such favorable terms and the procedure set forth above shall be followed, with the exception that the thirty (30) day period set forth in Section 3.5(b) shall be a fifteen (15) day period.

           (d) The right of first refusal in this Section 3.5 shall not be applicable to the issuance of Shares excluded from the definition of Additional Shares of Common Stock by clauses (A), (B), (C), (D), (E) or (F) of Section 3.4(a)(iv) of Article Fourth of the Certificate of Incorporation; PROVIDED, HOWEVER, that notwithstanding anything to the contrary in this Section 3.5, the right of first refusal in this Section 3.5 shall be applicable to the issuance of Shares described in this subsection (d) if, after taking into account the number of Shares to be issued in connection with any such issuance, the Series B Investor shall hold less than eight percent (8%) of the Company's issued and outstanding Shares. In addition, the right of first refusal in this Section 3.5 shall not be applicable to Hogan to the extent that the purchase price paid by Hogan for any Shares otherwise subject to Hogan's right of first refusal in this
Section 3.5 is secured, in whole or in part, by a pledge of the Shares then held by Hogan.

           (e) The right of first refusal in this Section 3.5 may not be assigned or transferred, except that (i) such right is assignable by each Holder to any wholly-owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Act, controlling, controlled by or under common control with, any such Holder, and (ii) such right is assignable between and among any of the Holders.

4.   ADDITIONAL COVENANTS OF THE COMPANY.
     -----------------------------------

     4.1 FULFILLMENT OF OBLIGATIONS. The Company will observe and comply fully with all of the terms, conditions and covenants of this Agreement, the Series B Agreement, the provisions of its Certificate of Incorporation, as amended and any other agreements and instruments to be entered into by the Company pursuant to this Agreement.

     4.2 MAINTENANCE OF EXISTENCE; CONDUCT OF BUSINESS. The Company will preserve and maintain, and will cause any subsidiary to preserve and maintain, its corporate existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business. This covenant shall not be deemed to prevent the Company from effecting intercompany mergers and reorganizations of its subsidiaries.

     4.3 COMPLIANCE WITH APPLICABLE LAWS. The Company will comply, and will cause any subsidiary to comply, with the requirements of all applicable laws, rules, regulations and orders of any governmental body or regulatory authority, a breach of which could have a Material Adverse Effect, except where compliance is contested in good faith and by proper proceedings, or where failure to so comply would not have a Material Adverse Effect.

     4.4 PAYMENT OF TAXES, ETC. The Company will pay and discharge all taxes, assessments and governmental charges or liens imposed upon it or upon its income or property before the same shall become in default, as well as all lawful claims for labor, materials and supplies that, if not paid when due, might result in the imposition of a lien or charge upon any of its properties; PROVIDED, HOWEVER, that the Company shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof is being contested by the Company in good faith by appropriate proceedings and an adequate reserve therefor has been established.

     4.5 DEALINGS WITH RELATED PARTIES. All transactions by and between the Company on the one hand and stockholders, directors, officers and employees of the Company, or entities controlled by or affiliated with such persons, on the other hand, shall be conducted on an arms-length basis and shall be on terms and conditions no less favorable to the Company than could be obtained from unaffiliated persons.

     4.6 TERMINATION OF CERTAIN COVENANTS. The covenants of the Company under this Section 4 shall terminate upon the consummation by the Company of a Qualified Public Offering.

5.   MISCELLANEOUS.
     -------------

     5.1 SUCCESSORS AND ASSIGNS . Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. No party hereby may assign its rights or obligations hereunder without the prior written consent of the other parties hereto.

     5.2   DISPUTE RESOLUTION .

     (a) The parties hereby agree that they will attempt in good faith to resolve any controversy, claim or dispute ("Dispute") arising out of or relating to this Agreement promptly by negotiations. Any such Dispute which is not settled by the parties within fifteen (15) days after notice of such Dispute is given by one party to the others in writing shall be referred to senior executives of such parties who are authorized to settle such Disputes on behalf of their respective companies ("Senior Executives"). The Senior Executives will meet for negotiations within fifteen (15) days after the end of the 15-day negotiation period referred to above, at a time and place mutually acceptable to such Senior Executives. If the Dispute has not been resolved within thirty (30) days after the end of the 15-day negotiation period referred to above (which period may be extended by mutual agreement), subject to any rights to injunctive relief and unless otherwise specifically provided for herein, any Dispute will be settled first by non-binding mediation and thereafter by arbitration as described in subsections (b) and (c) below.

     (b) Any Dispute which is not resolved by the parties within the time period described in subsection (a) shall be submitted to an alternative dispute resolution process ("ADR"). Within five (5) business days after the expiration of the thirty (30) day period set forth in subsection (a), each party shall select for itself a representative with the authority to bind such party and shall notify the other party in writing of the name and title of such representative. Within ten (10) business days after the date of delivery of such notice, the representatives shall schedule a date for engaging in non-binding ADR with a neutral mediator or dispute resolution firm mutually acceptable to such representatives. Any such mediation shall be held in London, England. Thereafter, the representatives of the parties shall engage in good faith in an ADR process under the auspices of such individual or firm. If the representatives of the parties have not been able to resolve the Dispute within thirty (30) business days after the conclusion of the ADR process, or if the representatives of the parties fail to schedule a date for engaging in non-binding ADR within the 10-day period set forth above, the Dispute shall be settled by binding arbitration as set forth in subsection (c) below. If the representatives of the parties resolve the dispute within the thirty (30) day period set forth above, then such resolution shall be binding upon the parties. If any party fails to abide by such resolution, the other parties can immediately refer the matter to arbitration under subsection (c) below.

     (c) If the parties have not been able to resolve the Dispute as provided in subsections (a) and (b) above, the Dispute shall be finally settled by binding arbitration. Any arbitration hereunder shall be conducted under the "Rules of Conciliation and Arbitration" of the International Chamber of Commerce Arbitration Rules. Each such arbitration shall be conducted in the English language by a panel of one or three arbitrators appointed in accordance with such rules. Any such arbitration shall be held in London, England. The arbitrators shall have the authority to grant specific performance, and to allocate between the parties the costs of arbitration in such equitable manner as they determine. The arbitral award (i) shall be final and binding upon the parties and (ii) may be entered in any court of competent jurisdiction in accordance with the 1958 Convention on the Recognition and Enforcement of Arbitral Awards.

     (d) Nothing contained in this Section 5.2 or any other provisions of this Agreement shall be construed to limit or preclude a party from bringing any action in any court of competent jurisdiction for injunctive or other provisional relief to compel the other party to comply with its obligations hereunder before or during the pendency of mediation or arbitration proceedings.

     5.3 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware; provided that this Section 5.3 shall not be construed as submission to the jurisdiction of the courts of the State of Delaware.

     5.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     5.5 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     5.6 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified sent by electronic facsimile transmission with a copy sent by the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified or by overnight or international courier at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

     5.7 EXPENSES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

     5.8 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, each Investor (so long as such Investor holds Registrable Securities) and any transferee or assignee of Registrable Securities pursuant to Section 2.13 of this Agreement who holds not less than ten percent (10%) of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

     5.9 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     5.10 AGGREGATION OF STOCK. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

     5.11 ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

         [The remainder of this page has been intentionally left blank].

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              ARQULE, INC.
                              200 Boston Avenue
                              Medford, MA  02155


                              By: /s/ Allan Ferguson
                                  ________________________________

                              Title: Chairman of the Board
                                     _____________________________



                              INVESTORS:

                              PHYSICA B.V.
                              C.J. van Houtenlaan, 36
                              1381 CP Weesp
                              The Netherlands


                              By: /s/ Mr. Jan Van Houtenlaan
                                  ________________________________

                              Title: President
                                     _____________________________


                              with a copy to:


                              Solvay America, Inc.
                              3333 Richmond Avenue
                              Houston, TX  77098
                              Attn: General Counsel
                              Fax No.: (713) 525-7887



                              ARQULE PARTNERS, L.P.

                              By: Legomer Investors, Inc.,
                                 general partner


                              By: /s/ Steve Dow
                                 _________________________________

                              Title: President
                                    ______________________________

                              c/o ArQule, Inc.
                              200 Boston Avenue
                              Medford, Massachusetts 02155

                              SEVIN ROSEN FUND IV, L.P.


                                  /s/ Steve Dow
                              By: ________________________________
                              Title: ________________________________
                              Sevin Rosen Fund IV, L.P.
                              550 Lytton Avenue, Suite 200
                              Palo Alto, CA 94301



                              ATLAS VENTURE FUND, L.P.



                                  /s/ Allen Ferguson
                              By: ________________________________
                              Title: ________________________________
                              Atlas Venture
                              222 Berkeley Street
                              Boston, MA 02116



                              FOR THE PURPOSES OF SECTIONS 3.5
                              AND 5 ONLY


                              /s/ Joseph C. Hogan, Jr.
                              ____________________________________
                              Joseph C. Hogan, Jr.
                              c/o ArQule, Inc.
                              200 Boston Avenue
                              Medford, MA 02155